UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2006 ebank Financial Services, Inc.
(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-24043 (Commission File Number)	58-2349097 (IRS Employer Identification No.)
2410 Paces Ferry Road, Suite 190
Atlanta Georgia 30339
(Address of Principal Executive
Offices) (Zip Code)
(770) 863-9225
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-10.1 AMENDMENT TO WAREHOUSING CREDIT AGREEMENT
EX-10.2 ACKNOWLEDGEMENT OF EBANK FINANCIAL SERVICES, INC.
EX-10.3 ACKNOWLEDGEMENT OF MADISON MORTGAGE CORPORATION

Item 1.01 Entry into a Material Definitive Agreement.
Effective July 21, 2006, ebank Mortgage, LLC (“ebank Mortgage”), a majority-owned subsidiary of ebank Financial Services, Inc. (the “Company”) entered into an amendment to that certain Warehousing Credit Agreement (the “Credit Agreement”) with U.S. Bank National Association, a national banking association (“U.S. Bank”). The amendment changed the Maturity Date of the Credit Agreement from April 13, 2007 to July 31, 2007. The Company and Madison Mortgage Corporation, as guarantors of the Credit Agreement, delivered written acknowledgments to U.S. Bank in connection with the execution of the amendment.
Copies of the amendment and acknowledgements are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively and are incorporated herein by this reference. The foregoing summary of such documents does not purport to be complete and is qualified in its entirety by reference to such documents.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment to Warehousing Credit Agreement by and between ebank Mortgage, LLC and U.S. Bank

10.2	Acknowledgment of ebank Financial Services, Inc.

10.3	Acknowledgement of Madison Mortgage Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ebank Financial Services, Inc.
Date: July 25, 2006	By:	/s/ James L. Box
James L. Box
President and Chief Executive Officer